UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 25, 2008
Date of Report (Date of earliest event reported)
PHAZAR CORP
(Exact name of registrant as specified in its charter)

Delaware	0-12866	75-1907070

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

101 S.E. 25TH AVENUE, MINERAL WELLS, TEXAS	76067

(Address of principal executive offices)	(Zip Code)
(940) 325-3301
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events
9.01 Financial Statements and Exhibits
Signatures
EX-99.1 Press Release Dated April 25, 2008, to be Released April 28, 2008

Item 8.01  Other Events

            On November 15, 2007 and January 29, 2008, the Company purchased from UBS Securities LLC (“UBS”) and continues to hold “auction rate securities” in the aggregate principal amount of $2, 650,000 (the UBS auction rate securities”). An auction rate security typically refers to either municipal or corporate underlying debt securities which are purchased and sold at periodic “auctions” and generally pay interest to the holder at rates higher than money market accounts. The municipal or corporate debt securities underlying auction rate securities have generally long-term maturities, typically 30 years; however the “auctions” were held every 7,28 or 35 days so that the holder of the auction rate security could liquidate his investment on any auction date, making the auction rate security the equivalent of cash.

            In February 2008, most “auctions” of auction rate securities began to fail and they continue to fail. Because the “auctions” continue to fail, the Company’s UBS auction rate securities should not be considered the equivalent of cash. Until (if ever) the “auctions” resume, the Company will carry the $2,650,000 principal amount of its UBS auction rate securities as long term investment security and not the equivalent of cash.

Item 9.01: Financial Statements and Exhibits

      (d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 25, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHAZAR CORP
Date: April 25, 2008	By:	/s/ Clark D. Wraight
Clark D. Wraight
Vice President